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                                                                      EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003


The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                      THREE MONTHS ENDED JUNE 30,                   SIX MONTHS ENDED JUNE 30,
                                               ---------------------------------------      --------------------------------------
                                                                                PER                                          PER
                                                EARNINGS         SHARES        SHARE         EARNINGS         SHARES        SHARE
                                               (NUMERATOR)    (DENOMINATOR)    AMOUNT       (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                               -----------    -------------    -------      -----------    -------------    ------
2004:
Net earnings from continuing
 operations per common share
 (basic) ....................................    $ 8,234         30,238        $  0.27        $16,511         30,198        $  0.55
Effect of dilutive
 securities options .........................         --            624                            --            649
                                                 -------        -------                       -------        -------
 Net earnings from
    continuing operations
    per common share
    (diluted) ...............................    $ 8,234         30,862        $  0.27        $16,511         30,847        $  0.54
                                                 =======        =======                       =======        =======
Net earnings per common
 share (basic) ..............................    $ 8,234         30,238        $  0.27        $17,854         30,198        $  0.59
Effect of dilutive
 securities options .........................         --            624                            --            649
                                                 -------        -------                       -------        -------
 Net earnings per
    common share
    (diluted) ...............................    $ 8,234         30,862        $  0.27        $17,854         30,847        $  0.58
                                                 =======        =======                       =======        =======

2003:
Net earnings from
 continuing operations per
 common share (basic) .......................    $ 7,156         29,772        $  0.24        $13,973         30,302        $  0.46
Effect of dilutive
 securities options .........................         --            474                            --            400
                                                 -------        -------                       -------        -------
 Net earnings from
    continuing operations
    per common share
    (diluted) ...............................    $ 7,156         30,246        $  0.24        $13,973         30,702        $  0.46
                                                 =======        =======                       =======        =======
Net earnings per common
 share (basic) ..............................    $ 7,337         29,772        $  0.25        $14,340         30,302        $  0.47
Effect of dilutive
 securities options .........................         --            474                            --            400
                                                 -------        -------                       -------        -------
 Net earnings per
    common share
    (diluted) ...............................    $ 7,337         30,246        $  0.24        $14,340         30,702        $  0.47
                                                 =======        =======                       =======        =======
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